Exhibit 99.1

ChineseInvestors.com, Inc. Announces that it has Retained Buyopsy, LLC Managed By Bestselling Author Chris J. Snook to Provide Leadership in Growth and E-Commerce

SAN GABRIEL, CA (September 11, 2017)

ChineseInvestors.com Inc. today announced that it has retained Buyopsy, LLC and its Principal, Chris J. Snook, effective September 1, 2017 to provide day-to-day leadership in growth and E-commerce. Buyopsy, LLC will provide Chris J Snook to be the architect of the digital infrastructure and go-to-market strategy for ChineseInvestors.com, Inc., its wholly owned subsidiary ChineseHempOil.com and its wholly owned foreign enterprise CBD Biotechnology Co., Ltd., reporting directly Warren Wang, CEO of ChineseInvestors.com, Inc., to Keevin Gillespie, President of ChineseHempOil.com, Inc. and to Summer Yun, CEO of CBD Biotechnology Co., Ltd.

Snook will work closely with the entire ChineseInvestors.com, Inc. team developing the strategy for and managing the execution of all internal and external communications related to IT, digital marketing, agency vendors, and the E-commerce, network marketing and retail divisions. Buyopsy, LLC’s role will include informing and exciting consumers throughout Canada and the United States and Mainland China about ChineseInvestors.com, Inc.’s brands. Buyopsy, LLC will oversee commerce initiatives, underlying data governance and digital architecture, go-to-market strategy, product and brand creation, and business development initiatives. As the managing partner of Buyopsy, LLC, Snook will also be directly involved with the Company’s media relations and executive and financial communications.

ChineseInvestors.com, Inc.’s decision to retain Buyopsy, LLC comes at an important time as the Company has established several new relationships that will be managed by Buyopsy, LLC including its selection of Elevated.com as its new digital agency of record in August and its recent agreement with Quiverr.com to drive sales of its hemp health products on the Amazon Channel. ChineseInvestors.com, Inc. plans to hire additional marketing talent that will assist to develop and manage its Chinese-American digital marketing strategy in the coming months. The Company’s objective is to add $1m in new net revenues from these efforts in the coming 12 months.

With over 18 years in the early stage and digital marketing, technology, and E-commerce industries, Snook’s experience spans a variety of sectors including media, technology, private equity, and direct-to-consumer product distribution. Notably, Snook is the bestselling author of the 2017 Wiley & Sons book Digital Sense which Forbes calls “A book every marketer must read in 2017,” also listed by Mashable as “The marketing must read of the year.” The Consumer Technology Association (producer of The Consumer Electronics Show (“CES”)) also invited Snook to join their collaboration of 12 “Thought Leaders” for the official 2018 program under their long running “Gary’s Book Club Initiative.” Snook was also invited as one of 12 honored guests to the Association’s “Leaders In Technology Annual Dinner for 2018.”

“ChineseInvestors.com, Inc. is fortunate to be able to contract with Buyopsy, LLC as Chris’ unique skill and experience will enhance the Company’s ability to effectively emerge as a leader in the CBD Biotechnology Industry, while also strengthening and expanding the market reach and value of the Company’s core financial media business,” said Warren Wang, CEO and Founder of ChineseInvestors.com. Inc. “Moreover, I’d like congratulate Chris on the success of his bestseller Digital Sense and his emergence as a leading voice on consumer experience, E-commerce operations, blockchain technology and the internet 3.0.  Online purchases by Chinese consumers now exceed that of US consumers and global E-Commerce sales are expected to grow 20% annually. ChineseInvestors.com, Inc. is committed to building the necessary platforms to capitalize on this growth trend and to emerge as a market leader.”

“I am honored to work with ChineseInvestors.com, Inc. at such an exciting time for both the Company and the E-commerce and direct-to-consumer, personal care products industries at large,” said Snook. “I look forward to contributing to the Company’s future successes. I thank Mr. Wang for giving me the opportunity to work with such a talented and innovative team.”

Snook is an award winning entrepreneur, an international bestselling author and thought leader and more information can be found on him at www.chrisjsnook.com

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

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